Exhibit 3.1

                       Amended and Restated
                   Certificate of Incorporation
                                of
                     McMoRan Exploration Co.


     I, the undersigned, Richard C. Adkerson, being the duly elected and qualified President and Chief Executive Officer of McMoRan Exploration Co. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

     1. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 30, 1998 under the name of McMoRan Exploration Co.

     2.   Pursuant to Section 242 of the Delaware General Corporation
Law (the "DGCL"), the amendments to the Corporation's Certificate of Incorporation contained herein have been duly adopted by resolution of the Board of Directors of the Corporation and duly approved by the holders of the Corporation's Common Stock.

     3. Pursuant to Section 245 of the DGCL, this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and restates the provisions of the Corporation's Certificate of Incorporation, amends the Corporation's Certificate of Incorporation by adding those provisions duly approved by the holders of the Common Stock pursuant to Section 242 of the DGCL and provides for the deletion of provisions intentionally omitted in reliance upon Section 245 of the DGCL.

     4. The Amended and Restated Certificate of Incorporation of the Corporation shall read as follows:

                            ARTICLE I
                               Name

     The name of this corporation is McMoRan Exploration Co. (the
"Corporation").

                            ARTICLE II
              Registered Office and Registered Agent

     The address of the Corporation's registered office in the State of Delaware and its registered agent at such address is:

                    The Corporation Trust Company
                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, Delaware  19801
                    County of New Castle

                           ARTICLE III
                             Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                            ARTICLE IV
                             Capital

     1. Authorized Stock. The Corporation shall be authorized to issue an aggregate of 200,000,000 shares of capital stock, of which 150,000,000 shares shall be Common Stock, $.01 par value per share (the "Common Stock"), and 50,000,000 shares shall be Preferred Stock, $.01 par value per share (the "Preferred Stock").

     2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate if cumulative.

          (a) Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by Certificate of Designation providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the full extent now or hereafter permitted by law, including without limitation the following:

               (1) the number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of such series, or decreased, to a number not less than the number of shares of such series then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

               (2) the dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

               (3) the rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

               (4) the time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

               (5) the terms of any purchase, retirement or sinking funds that may be provided for the shares of such series; and

               (6) the terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities.

          (b) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be required otherwise by law or as may be provided otherwise in the Certificate of Designation creating the series of Preferred Stock of which such shares are a part.

          (c) No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Designation providing for the issuance of such series of Preferred Stock, nor will any accumulated dividends on Preferred Stock bear any interest.

          (d) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the Certificate of Designation for the issuance of such series.

                           ARTICLE V
                       Stockholder Action

     Action shall be taken by the stockholders only at an annual or special meeting of stockholders and may not be effected by any written consent of such holders.

                            ARTICLE VI
                        Board of Directors

     1. Powers. All of the powers of the Corporation are hereby conferred upon the Board of Directors of the Corporation, insofar as such powers may be lawfully vested by this Certificate of Incorporation in the Board of Directors. In furtherance and not in limitation of those powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Corporation's Bylaws, subject to the provisions of Article IX, section 2.

     2. Number of Directors. Subject to the restriction that the number of directors shall not be less than the number required by the DGCL, the number of directors may be fixed from time to time pursuant to the Corporation's Bylaws; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

     3. Classification. The members of the Board of Directors, other than those who may be elected by the holders of any one or more series of Preferred Stock voting separately, shall be classified, with respect to the term during which they shall hold office, into three classes, designated Class I, II and III, as nearly equal in number as possible. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible. At each annual meeting of stockholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified.

     4. Vacancies. Subject to any requirements of law and the rights of any one or more series of Preferred Stock, and except as provided in Article VI, section 6, any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors or from a failure of the stockholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled only by the Board of Directors, acting by vote of both (a) a majority of the directors then in office and (b) a majority of all the Continuing Directors, voting as a separate group, and any director so appointed shall serve until the next stockholders' meeting held for the election of directors of the class to which such director shall have been appointed and until his successor is duly elected and qualified.

     5. Removal. Subject to Article VI, section 6, and notwithstanding any other provisions of this Certificate of Incorporation or the Corporation's Bylaws, any director or the entire Board of Directors may be removed at any time, but only for cause involving fraud or a violation of the duty of loyalty as determined by a final judgment of a court of competent jurisdiction, and only by the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class, at a stockholders' meeting called for such purpose. At the same meeting in which the stockholders remove one or more directors, the stockholders may elect one or more successors for the unexpired term or terms of the director or directors removed. Except as set forth in this Article
VI, section 5, directors shall not be subject to removal.

     6. Directors Elected by Preferred Stockholders. Notwithstanding anything in this Certificate of Incorporation to the contrary, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of the Certificate of Designations fixing the rights and preferences of such Preferred Stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

                           ARTICLE VII
                  Certain Business Combinations

     1. Supermajority Vote. In addition to any affirmative vote required by law or this Certificate of Incorporation (notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation) and except as otherwise expressly provided in Article VII, section 2:

          (a) any merger, consolidation or share exchange of the Corporation or any Subsidiary with an Interested Stockholder or with any other corporation, whether or not itself an Interested Stockholder, which is, or after such merger, consolidation or share exchange would be, an Affiliate or Associate of an Interested Stockholder;

          (b) any sale, lease, transfer, exchange, mortgage, pledge, loan, advance or other similar disposition (in one or more series of transactions), with or for the direct or indirect benefit of any Interested Stockholder or any Affiliate or Associate thereof, of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors, an aggregate book value or Market Value as of the end of the Corporation's most recently ended fiscal quarter of 5% or more of the lesser of (i) the total Market Value of the outstanding stock of the Corporation or (ii) the Corporation's net worth as of the end of its most recently ended fiscal quarter;

          (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary;

          (d) the issuance or transfer by the Corporation or any Subsidiary, in one transaction or in a series of transactions in any twelve-month period, of any Equity Securities of the Corporation or any Subsidiary that have an aggregate Market Value of $1 million or more to any Interested Stockholder or any Affiliate or Associate thereof, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Stock or by any other method affording substantially proportionate treatment to the holders of Voting Stock;

          (e) any reclassification or recapitalization of securities of the Corporation, including any reverse stock split, any merger, consolidation or share exchange of the Corporation with any Subsidiary, or any other transaction (whether or not involving an Interested Stockholder) that has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the voting power (regardless of when exercisable) or the proportionate amount of the outstanding shares of any class or series of Equity Securities of the Corporation or any Subsidiary directly or indirectly Beneficially Owned by any Interested Stockholder or any Affiliate or Associate thereof;

          (f) any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary to an Interested Stockholder or any Affiliate or Associate thereof, except proportionately as a stockholder; or

          (g) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

shall require (i) the approval by a majority of both the directors then in office and a majority of the Continuing Directors, voting as a separate group, and (ii) the affirmative vote of both (A) holders of not less than 80% of the Voting Stock, voting together as a single class, and (B) holders of not less than 75% of the Voting Stock (other than Voting Stock Beneficially Owned by the Interested Stockholder who is, or whose Affiliate or Associate is, a party to the proposed Business Combination) voting as a separate class. In addition, a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations promulgated thereunder shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (regardless of whether such proxy or information statement is required pursuant to such act).

     2. Exceptions to Supermajority Vote Requirements. If all conditions specified in either of paragraphs (a) or (b) below are met, the provisions of Article VII, section 1, shall not be applicable to any Business Combination, and such Business Combination shall require only such vote, if any, as may be required by any other provisions of this Certificate of Incorporation or the Corporation's Bylaws, as well as such vote, if any, of the holders of any class or series of stock of the Corporation as may be required by law, and shall further require only the delivery of such proxy or information statements, if any, as may be required by law:

          (a) The Business Combination shall have been approved prior to the time such Interested Stockholder became an Interested Stockholder by a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group; or

          (b)  All of the following five conditions have been met:

               (1) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

                    (A) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealer's fees, paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (B) the Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                    (C) the price per share equal to the Market Value per share of Common Stock determined pursuant to clause (B) immediately preceding, multiplied by a fraction, the numerator of which is the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, and the denominator of which is the Market Value per share of Common Stock on the first date in such two-year period on which the Interested Stockholder acquired any shares of Common Stock.

               (2) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Interested Stockholder has previously acquired any shares of any such class or series of stock:

                    (A) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class or series of stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (B) the highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (C) the Market Value per share of such class or series of stock on the Announcement Date or on the Determination Date, whichever is higher; or

                    (D) the price per share equal to the Market Value per share of such class or series of stock, determined pursuant to clause (C) immediately preceding, multiplied by a fraction, the numerator of which is the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of any such class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, and the denominator of which is the Market Value per share of the same class or series of voting stock on the first day in such two-year period on which the Interested Stockholder acquired any shares or the same class or series of Voting Stock.

               (3) The holders of any class or series of the Corporation's outstanding stock shall receive the consideration in cash or in the same form as the Interested Stockholder has previously paid for shares of the same class or series of stock. If the Interested Stockholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either in cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it. In making any price calculation under paragraph (b) of Article VII, section 2, appropriate adjustments shall be made to reflect any reclassification or stock split (including any reverse stock split), stock dividend, recapitalization, reorganization or any similar transaction which has the effect or increasing or reducing the number of outstanding shares of stock.

               (4) After the Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

                    (A) there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding Preferred Stock of the Corporation or other Capital Stock entitled to a preference over the Common Stock as to dividends or upon liquidation;

                    (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock, except as necessary to reflect any subdivision of the Common Stock, and no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or other similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

                    (C) the Interested Stockholder did not become the Beneficial Owner of any additional shares of stock of the Corporation except as part of the transaction that resulted in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

          The provisions of clauses (A) and (B) immediately preceding shall not apply if no Interested Stockholder or any Affiliate or Associate thereof voted as a director of the Corporation in favor of foregoing or reducing dividends in the manner specified in such clauses and the Interested Stockholder, within ten days after any such act or failure to act that resulted in such loss or diminution of dividends, notifies the Board of Directors of the Corporation in writing that the Interested Stockholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

               (5) After the Interested Stockholder has become an Interested Stockholder, the Interested Stockholder shall not have received the benefit, directly or indirectly, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

     3. Determinations. For the purpose of this Article VII, so long as Continuing Directors constitute at least a majority of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (a) the number of shares of Capital Stock of which any person or entity is the Beneficial Owner, (b) whether any person or entity is an Interested Stockholder or an Affiliate or Associate thereof, (c) whether any person or entity has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (d) whether any transaction constitutes a Business Combination (including the power to determine in good faith the book value or market value of the assets of the Corporation or any Subsidiary) or is a transaction with or for the benefit of an Interested Stockholder, (e) whether any of the events referred to in paragraph (b)(4) of Article VII, section 2, have occurred, and (f) such other matters with respect to which a determination is required under this Article VII. All such good faith determinations by the Board of Directors shall be conclusive and binding on the Corporation and its stockholders for all purposes of this Article VII.

                           ARTICLE VIII
           Limitation of Liability and Indemnification

     1. Limitation of Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (a) for breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which such director derived an improper personal benefit.

     2. Indemnification. The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law. The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     3. Authorization of Further Actions. In addition to the foregoing, the Board of Directors may (a) cause the Corporation to enter into contracts with directors providing for the limitation of liability set forth in this Article VIII to the fullest extent permitted by law, (b) adopt Bylaws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including without limitation directors and officers of the Corporation's direct and indirect subsidiaries) to the fullest extent permitted by law, and (c) cause the Corporation to exercise the powers set forth in Section 145(g) of the DGCL, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries thereof.

     4. Subsidiaries. The Board of Directors may cause the Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.

     5. Contract Right; Amendments. The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each person who serves as such director, officer, employee or agent of the Corporation in any such capacity at any time while this Article VIII is in effect.
Any amendment or repeal of this Article VIII or any Bylaw or resolution relating to indemnification shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation with respect to any conduct occurring prior to the time of such amendment or repeal.

                            ARTICLE IX
                            Amendments

     1. Amendments to Certificate of Incorporation. Articles V, VI, VII, VIII, IX and X of this Certificate of Incorporation shall not be amended in any manner (whether by modification or repeal of an existing Article or Articles or by addition of a new Article or Articles), except upon resolutions adopted by the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class; provided, however, that if such resolutions shall first be adopted by both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group, then such resolutions shall be deemed adopted by the stockholders upon the affirmative vote of holders of not less than a majority of the Voting Stock, voting as a single class.

     2. Amendments to Bylaws. The Corporation's Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by:

          (a) the stockholders, but only upon the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class; or

          (b) the Board of Directors, but only upon the affirmative vote of both (i) a majority of the directors then in office and (ii) a majority of the Continuing Directors, voting as a separate group.

                            ARTICLE X
                           Definitions

     For purposes of this Certificate of Incorporation:

          (a) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation); provided, however, that in no event shall the Corporation, any of its Subsidiaries, any Employee Benefit Plan or any of the other persons or entities exempted from the definition of Interested Stockholder in this Article IX, section 3, be deemed to be an Affiliate or Associate of any Interested Stockholder.

          (b) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal to consummate a Business Combination or its first communication generally to stockholders of the Corporation, whichever is earlier.

          (c) A person shall be deemed to be the "Beneficial Owner" of and be deemed to "Beneficially Own" any shares of capital stock (regardless whether owned of record):

               (1) which such person or any of its Affiliates or Associates, directly or indirectly, owns beneficially; or

               (2) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

               (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting capital stock of the Corporation or any Subsidiaries.

          (d) "Business Combination" means any transaction referred to in any one or more of the clauses (a) through (g) of Article VII, section 1.

          (e) "Capital Stock" means any Common Stock, Preferred Stock or other shares of capital stock of the Corporation.

          (f) "Continuing Director" means (i) any member of the Board of Directors who is not an Interested Stockholder or an Affiliate or Associate thereof, and who was a director of the Corporation prior to the time the Interested Stockholder became an Interested
     Stockholder, and (ii) any other member of the Board of Directors who is not an Interested Stockholder or an Affiliate or Associate thereof, and was nominated or recommended for election, or elected, by a majority of the Continuing Directors at a meeting at which a quorum consisting of a majority of the Continuing Directors was present, provided that, in the absence of an Interested Stockholder, any reference to "Continuing Directors" shall mean all the directors then in office.

          (g) "Determination Date" means the date on which an Interested Stockholder first became an Interested Stockholder.

          (h) "Employee Benefit Plan" means any option, bonus, profit sharing, employee stock ownership, dividend reinvestment, savings or similar plan of the Corporation or any Subsidiary, or any trust related thereto.

          (i) "Equity Security" means (1) any stock or similar security, certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing, (2) any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security, or (3) any put, call, straddle or other option, right or privilege to acquire an equity security from, or to sell an equity security to, another without being bound to do so.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Interested Stockholder" means any person (other than the Corporation, any Subsidiary, any Employee Benefit Plan, any fiduciary with respect to an Employee Benefit Plan acting in such capacity, any person owning Capital Stock as of the date of filing this Certificate of Incorporation, or any Affiliate or Associate of any of the foregoing) who (1) is the Beneficial Owner, directly or indirectly, of shares of Capital Stock (including two or more classes or series voting together as a single class) representing 15% or more of the Voting Stock or (2) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of shares of Capital Stock (including two or more classes or series voting together as a single class) representing 15% or more of the Voting Stock. For the purpose of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by the person through application of paragraph (c) of Article IX, section 3 but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (l)  "Market Value" means:

               (1) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange, or, if such stock is not listed on the New York Stock Exchange, then on any national securities exchange on which the Common Stock is listed, or if not listed on a national securities exchange, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System's National Market
          System ("the Nasdaq National Market"), or if not quoted on the Nasdaq National Market, the highest closing sales price during the 30 calendar day period immediately preceding the date in question, the closing bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question as quoted by Nasdaq or another generally recognized reporting system, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present; and

               (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present.

          (m) A "person" means any individual, firm, corporation or other entity, or a group of persons acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Exchange Act.

          (n) "Subsidiary" means any corporation, partnership or other entity of which the Corporation, directly or indirectly, owns voting stock or similar interests having a majority of the votes entitled to be cast.

          (o)  "Valuation Date" means:

               (1) for a Business Combination voted upon by stockholders, the later of the day prior to the date of the stockholders' vote or the date 20 business days prior to the consummation of the Business Combination; and

               (2) for a Business Combination not voted upon by stockholders, the date of the consummation of the Business Combination.

          (p) "Voting Stock" means the outstanding shares of Capital Stock entitled to vote generally in an election of directors.

                       --------------------

     IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation does make this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly the undersigned has hereunto set his hand this 9th day of November, 1998.


                                  McMoRan EXPLORATION CO.



                                  By:  /s/Richard C. Adkerson

                                       Richard C. Adkerson
                                       President and Chief Executive Officer